Exhibit 99.3

LETTER TO SECURITYHOLDERS

$35,000,000 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

THE SUBSCRIPTION RIGHTS ARE EXERCISABLE BEFORE 5:00 P.M.,

EASTERN TIME, ON DECEMBER 14, 2011, SUBJECT TO EXTENSION OR

EARLIER CANCELLATION

November 23, 2011

Dear Securityholder:

Enclosed please find the Prospectus Supplement, dated November 23, 2011, to the Prospectus, dated January 26, 2011 (together, the “Prospectus”), and other materials relating to the Rights Offering by Taylor Capital Group, Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Prospectus.

Please carefully review the Prospectus, which describes how you can participate in the Rights Offering. You will be able to exercise your Subscription Rights to purchase additional shares of the Company’s Common Stock or Common Stock Equivalents, as applicable, only during a limited period of time. In addition, you will find answers to some frequently asked questions about the Rights Offering beginning on page S-1 of the Prospectus. You should also refer to the detailed Instructions as to Use of Taylor Capital Group, Inc. Subscription Rights Certificate included with this letter. The exercise of your Subscription Rights is irrevocable.

SUMMARY OF THE TERMS OF THE RIGHTS OFFERING

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We are distributing, at no charge, to each holder of record of an Eligible Security[1] as of 5:00 p.m., Eastern Time, on November 21, 2011 (the “Record Date”), nontransferable Subscription Rights as set forth below:

Eligible Security	Subscription Rights to which Holders Are Entitled

Common Stock	1 subscription right per share

Series C Preferred	2.03583 subscription rights per share

Series D Preferred	1 subscription right per share

Series E Preferred	2.03583 subscription rights per share

Series G Preferred	1 subscription right per share

Participating Warrants	1 subscription right per share of Common Stock issuable pursuant to the Participating Warrant

Please note, however, that fractional Subscription Rights will not be issued in the Rights Offering. Rather, all fractional Subscription Rights will be eliminated by rounding down to the nearest whole Subscription Right.

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Each Subscription Right entitles the holder to purchase Shares, as set forth above, at a subscription price of $7.91, upon timely delivery of the required documents and payment of the full subscription amount.

1 “Eligible Securities” as used herein means the Common Stock, Series C Preferred, Series D Preferred, Series E Preferred, Series G Preferred, and the Participating Warrants of the Company. Not all warrants issued by the Company are necessarily Participating Warrants that entitle their holders to receive Subscription Rights in the Rights Offering. Only those warrants issued by the Company on September 29, 2008, May 28, 2010, and October 21, 2010 are Participating Warrants.

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Subject to the allocation described below and the limitations described in the Prospectus, each Subscription Right also grants its holder an Oversubscription Privilege to purchase additional Shares that are not purchased by other securityholders pursuant to their Basic Subscription Privileges. You are entitled to exercise your Oversubscription Privilege only if you exercise your Basic Subscription Privilege in full.

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If you wish to exercise your Oversubscription Privilege, you should indicate the number of additional Shares that you would like to purchase in the space provided on your Subscription Rights Certificate. Subject to the allocation process described below, the Company will attempt to honor all oversubscriptions in full if sufficient Shares are available.

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Shares available to our securityholders pursuant to the Oversubscription Privilege will be allocated pursuant to a two-step process. The maximum number of Shares purchasable by a securityholder in the first step of the allocation process will be limited to the result of (x) the total number of unsubscribed Shares multiplied by (y) the number of Subscription Rights that were distributed to such securityholder divided by (z) the number of Subscription Rights distributed to all holders of Eligible Securities as of the Record Date. Securityholders whose oversubscription requests exceed the Share limitation of the first step of the allocation process will proceed to the second step, where we will seek to honor oversubscription requests in full if sufficient Shares are available. If oversubscription requests for Shares in the second step of the allocation process exceed the number of Shares available, however, we will allocate the available Shares pro rata among the securityholders participating in the second step of the allocation process in proportion to the number of Subscription Rights that were distributed to each of those securityholders relative to the number of Subscription Rights distributed to all holders of Eligible Securities participating in the second step of the allocation, with the number of Shares rounded up or down, as applicable, to result in the allocation of whole Shares. If this pro rata allocation results in any securityholder receiving a greater number of Shares than the securityholder subscribed for pursuant to the exercise of the Oversubscription Privilege, then such securityholder will be allocated only that number of Shares for which the securityholder oversubscribed, and the remaining Shares will be allocated among all other securityholders exercising the Oversubscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Shares have been allocated.

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We will not issue fractional Shares. Fractional Shares resulting from the exercise of the Basic Subscription Privileges and the Oversubscription Privilege will be eliminated, with the total subscription payment being adjusted accordingly. Any excess subscription payments received will be returned, without interest or deduction, as soon as practicable after the expiration of the subscription period.

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When you send in your Subscription Rights Certificate, you must send the full purchase price, including the payment due for Shares purchased through your Basic Subscription Privilege and the number of additional Shares that you have requested to purchase pursuant to your Oversubscription Privilege. Payment must be made to Computershare Trust Company, N.A. (the “Subscription Agent”) in full, in U.S. currency, and in immediately available funds, by: (i) bank check or bank draft payable to “Computer Share Trust Company, N.A., acting as Subscription Agent for Taylor Capital Group, Inc.”; or (ii) postal, telegraphic or express money order payable to “Computershare Trust Company, N.A., acting as Subscription Agent for Taylor Capital Group, Inc.”

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If securityholders wish to exercise their Subscription Rights, they must do so prior to 5:00 p.m., Eastern Time, on December 14, 2011, the expiration date for the Rights Offering, subject to extension or earlier cancellation in the Company’s sole discretion. Any Subscription Rights not exercised prior to the expiration date will expire.

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If you hold Eligible Securities in the name of a broker, dealer, custodian bank or other nominee, then such nominee is the record holder of the securities you own. The record holder must exercise the Subscription Rights on your behalf for the Shares you wish to subscribe for. Therefore, if you wish to exercise your Subscription Rights, you should promptly contact your broker, dealer, custodian bank or other nominee and submit your subscription documents and payment for the Shares subscribed for in accordance with the instructions and within the time period provided by such nominee. We will ask the record holder of your securities to notify you of the Rights Offering.

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You are not required to exercise any or all of your Subscription Rights. If you purchase Shares in the Rights Offering by submitting a Subscription Rights Certificate and payment, the Subscription Agent will deposit your Shares into your registered account in book entry form and will send you a confirmation of deposit. The confirmation will permit you to request an actual stock certificate. If your Eligible Securities as of the Record Date were held by a broker, dealer, custodian bank or other nominee, and you participate in the Rights Offering, your broker, dealer, custodian bank or other nominee will be credited with the Shares you purchase in the Rights Offering as soon as practicable after the completion of the Rights Offering.

If you do not exercise your Subscription Rights, your ownership interest in the Company may be diluted. Please see page S-18 of the Prospectus for a discussion of risk factors relating to the Rights Offering and an investment in the Company.

If you have other questions regarding the Rights Offering or need additional copies of the documents relating to the Rights Offering, please contact the information agent, Georgeson, Inc., at (866) 828-4304, or, for banks and brokers, at (212) 440-9800.

Very truly yours,

Taylor Capital Group, Inc.

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